Exhibit 10.6

APPLIED OPTOELECTRONICS, INC.

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Sugar Land, TX
$17,500,000	June 24, 2016

FOR VALUE RECEIVED, APPLIED OPTOELECTRONICS, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of EAST WEST BANK (the “Lender”) the principal amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000) or, if less, the aggregate amount of Facility A Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Expiration Date (as defined in such Credit Agreement) or in such amounts on such earlier dates as may be provided in such Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times determined in accordance with the provisions of the Credit Agreement.

All payments of principal and interest in respect of this Amended and Restated Revolving Credit Note (this “Note”) shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement.

This Note is a Revolving Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 30, 2015 (as amended, modified or supplemented, the “Credit Agreement”) between the Borrower, the Agent and the Lenders, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for repayments in certain circumstances and upon certain terms and conditions. Terms defined in the Credit Agreement have the same meanings herein.

This Note is secured by the Security Documents.

The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

The Lender and the Borrower intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by the Lender from the Borrower. Accordingly, notwithstanding any other provision hereof, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of applicable law limiting the maximum amount of interest which may be charged or collected by the Lender from the Borrower. To the fullest extent permitted by law, in any action, suit or proceeding pertaining to this Note, the burden of proof, by clear and convincing evidence, shall be on the Borrower to demonstrate that this Paragraph applies to limit any obligation of the Borrower under this Note or to require the Lender to make any refund, or claiming that this Note conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by the Lender from the Borrower, as to each element of such claim.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its choice of law principles.

This Note amends and restates the Revolving Credit Note by the Borrower in favor of the Lender dated June 30, 2015 (the “Original Note”) in the amount of $12,000,000; provided, however, that the execution and delivery of this Note shall not in any circumstances be deemed to have terminated, extinguished or discharged the Borrower’s indebtedness under the Original Note, which indebtedness shall continue under and be governed by this Note and the Credit Agreement. This Note is an amendment and restatement of the Original Note and is NOT A NOVATION.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

APPLIED OPTOELECTRONICS, INC.

By: /s/ CHIH-HSIANG (THOMPSON) LIN
Name: CHIH-HSIANG (THOMPSON) LIN
Title: President and CEO

[Signature Page to Amended and Restated Revolving Credit Note (EWB - Facility A)]